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                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K


                         CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of earliest event reported):
                              March 1, 2005
                              --------------

                       WESTAMERICA BANCORPORATION
                       --------------------------
          (Exact Name of Registrant as Specified in Its Charter)

                                CALIFORNIA
                                ----------
              (State or Other Jurisdiction of Incorporation)


                001-9383                       94-2156203
                --------                       ----------
        (Commission File Number)    (IRS Employer Identification No.)


         1108 Fifth Avenue, San Rafael, California          94901
         ----------------------------------------------------------
          (Address of Principal Executive Offices)        (Zip Code)


                               (707) 863-6000
                               --------------
            (Registrant's Telephone Number, Including Area Code)


   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))


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Exhibits
---------

99.1 Press release dated March 1, 2005


Item 8.01:  Other Events
------------------------

On March 1, 2005 Westamerica Bancorporation announced that the acquisition of Redwood Empire Bancorp has been completed. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.





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                                 Signatures

Pursuant to the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westamerica Bancorporation

/s/    DENNIS R. HANSEN
------------------------------------
Dennis R. Hansen
Senior Vice President and Controller
March 2, 2005




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INDEX TO EXHIBITS
-----------------

                                                         Sequentially
Exhibit No.             Description                      Number Page
-----------             -------------------------        -------------
  (99.1)                 Press release dated                  5-6
                         March 1, 2005



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Exhibit 99.1:
-------------

FOR IMMEDIATE RELEASE
March 1, 2005



WESTAMERICA BANCORPORATION COMPLETES ACQUISITION
OF REDWOOD EMPIRE BANCORP


San Rafael, CA: Westamerica Bancorporation (NASDAQ: WABC) has finalized the acquisition of Redwood Empire Bancorp, parent company of National Bank of the Redwoods today. The acquisition, which was announced August 25, 2004, was approved by Redwood Empire Bancorp shareholders on December 15, 2004 and by the Federal Reserve Board on January 26, 2005. The Federal Reserve Board's approval was conditioned upon Westamerica's commitment to divest a branch and related deposits in Lake County. To satisfy this condition, Westamerica entered a purchase and assumption agreement to sell one Lake County branch; Westamerica expects the branch sale to be completed within 180 days from today. Additionally, Westamerica's approved Federal Reserve Board merger application requested permission to consolidate overlapping Westamerica and Redwood Empire Bancorp branch locations. Westamerica expects to complete such branch consolidations during the second quarter of 2005.

Under terms of the merger agreement, each outstanding share of Redwood Empire Bancorp stock will be exchanged for cash of $11.37 and .3263 shares of Westamerica common stock. Total merger consideration will be approximately $57 million and issuance of approximately 1.6 million shares of common stock. Based upon Westamerica's closing stock price of $52.78 on March 1, 2005, and including the value of converted stock options and certain transaction costs, the acquisition would be valued at approximately $153 million.

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Redwood Empire Bancorp has approximately $511 million in assets and six banking offices in Sonoma, Mendocino and Lake Counties. Westamerica Bancorporation, with $4.7 billion in assets at December 31, 2004, currently operates through its subsidiary bank's 87 branches and two trust offices throughout 22 Northern and Central California counties.

Westamerica Bancorporation Web Address: www.westamerica.com


For additional information contact:
Westamerica Bancorporation
Robert A. Thorson  -  SVP & Treasurer
	707-863-6840

FORWARD-LOOKING INFORMATION:

The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

This press release may contain forward-looking statements about the Company, including descriptions of plans or objectives of its management for future operations, products or services, and forecasts of its revenues, earnings or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond the Company's control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's most recent annual and quarterly reports filed with the Securities and Exchange Commission, including the Company's Form 10-Q for the quarter ended September 30, 2004 and Form 10-K for the year ended December 31, 2003, describe some of these factors, including certain credit, market, operational, liquidity and interest rate risks associated with the Company's business and operations. Other factors described in these reports include changes in business and economic conditions, competition, fiscal and monetary policies, disintermediation, legislation including the Sarbanes-Oxley Act of 2002 and the Gramm-Leach-Bliley Act of 1999, the combination of the former Kerman State Bank and other mergers and acquisitions.

Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date forward looking statements are made.

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